EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Anadarko Petroleum Corporation to our review letter dated January 28, 2005, relating to our review of the procedures and methods used by Anadarko Petroleum Corporation in preparing its estimates of proved reserves and future revenue for certain oil and gas properties, as of December 31, 2004.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:
Danny D. Simmons
Executive Vice President

Houston, Texas
July 11, 2005